Hamilton Announces Common Share Repurchase Authorization PEMBROKE, Bermuda, August 7, 2024 – Hamilton Insurance Group, Ltd. (NYSE: HG) (“Hamilton” or “the Company”) announced today that its Board of Directors has authorized the repurchase of the Company’s common shares in the aggregate amount of $150 million (“Authorization”). Hamilton may repurchase shares through open market repurchases and/or privately negotiated transactions. The Authorization will expire when the Company has repurchased the full value of shares authorized, unless terminated earlier by the Hamilton Board of Directors. The timing, as well as the number and value of the common shares being repurchased, will be determined by the Company at its discretion and will depend on a variety of factors, including the capital position of the Company and the market price of the Company’s common shares. Special Note Regarding Forward-Looking Statements This information may contain forward-looking statements which reflect the Company's current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on management's current expectations and beliefs concerning future developments and their potential effects upon Hamilton. There can be no assurance that future developments affecting Hamilton will be those anticipated by management. Forward-looking statements include, without limitation, all matters that are not historical facts. These forward-looking statements are not a guarantee of future performance and involve risk and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements. These uncertainties and risks are described under the section titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “Form 10-K”) and other subsequent periodic reports filed with the SEC available electronically at www.sec.gov. These forward-looking statements speak only as of the date of this press release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise. About Hamilton Insurance Group, Ltd. Hamilton is a Bermuda-headquartered specialty insurance and reinsurance company that underwrites risks on a global basis through its wholly owned subsidiaries. Its three underwriting platforms: Hamilton Global Specialty, Hamilton Select and Hamilton Re, each with dedicated and experienced leadership, provide access to diversified and profitable business around the world.

For more information about our company, visit www.hamiltongroup.com or find us on LinkedIn at Hamilton. Investor contacts Jon Levenson and Darian Niforatos Investor.Relations@hamiltongroup.com Media contact Kelly Corday Ferris Kelly.ferris@hamiltongroup.com